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                       TAX-FREE INCOME TRUST

                        DECLARATION OF TRUST


     This DECLARATION OF TRUST made at Boston, Massachusetts, this 2nd day of October, 1995 by the Trustees hereunder and by the Unitholders of Units to be issued hereunder as hereinafter provided.

     WITNESSETH that

     WHEREAS, this Trust has been formed to carry on the business of an investment company; and

     WHEREAS, the Trustees have agreed to manage, in accordance with the provisions hereinafter set forth, all property coming into their hands as trustees of a business trust formed under the laws of The Commonwealth of Massachusetts;

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, to manage and dispose of the same upon the following terms and conditions for the benefit of the Unitholders from time to time of Units in this Trust as hereinafter set forth.

ARTICLE I
Name and Definitions

Name

     Section I.  This Trust shall be known as "Tax-Free Income
Trust," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Definitions

     Section I. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "Trust" refers to the trust established by this Declaration of Trust, as amended from time to time;

     (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

     (c) "Units" means the equal proportionate transferable units of ownership into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Units is authorized by the Trustees, the equal proportionate units into which each series or class of Units shall be divided from time to time;

     (d)  "Unitholder" means a record owner of Units;
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     (e)  "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (f)  "Affiliated Person", "Assignment", "Commission",
     "Interested Person", and "Principal Underwriter" shall have the meanings given them in the 1940 Act;

     (g) "Majority Unitholder Vote" shall have the same meaning as "vote of a majority of the outstanding voting securities" as defined in the third sentence of Section 2(a)(42) of the 1940 Act.

     (h) "Declaration of Trust" shall mean this Declaration of Trust as amended or restated from time to time;

     (i) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

     (j) "Series" or "series of Units" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Units of the Trust representing the beneficial interest of Unitholders in such respective portfolios;

     (k) "Class" or "class of Units" refers to the division of Units representing any series into two or more classes as provided in Article III, Section 1 hereof; and

     (l) "Bankruptcy" shall mean, with respect to any Unitholder, any of the following:

          (i) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided;

          (ii) making a general assignment for the benefit of creditors;

          (iii) consenting to the appointment of a receiver for all or a substantial part of such Unitholder's property;

          (iv) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief;

          (v) the entry of a court order appointing a receiver or trustee for all or a substantial part of such Unitholder's property without its consent; or

          (vi)  the assumption of custody or sequestration by a
     court of competent jurisdiction of all or substantially all of such Unitholder's property.
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                            ARTICLE II
                         Purpose of Trust

     The purpose of the Trust shall be to engage in the business of being an investment company, and, as such, to manage investments primarily in securities, debt instruments, commodities, commodity contracts and options thereon and other instruments and rights of a financial character.

                            ARTICLE III
                               Units

Division of Beneficial Unit

     Section I. The Units of the Trust shall be issued in one or more series as the Trustees may, without Unitholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series shall at all times be divided into Units each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Unit of the same series, none having priority or preference over another. The Trustees may, without Unitholder approval, divide the Units of any series into two or more classes, Units of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the Bylaws. The number of Units authorized shall be unlimited. The Trustees may from time to time divide or combine the Units of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interest in the series or class.

Ownership of Units

     Section I. The ownership of Units shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Units shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules, not inconsistent with this Declaration of Trust or the Bylaws, as they consider appropriate for the issuance of Unit certificates, the transfer of Units and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Unitholders of each series and class and as to the number of Units of each series and class held from time to time by each Unitholder.

Investment in the Trust

     Section I. No person may become a Unitholder of the Trust unless approved in advance by the Trustees. Thereafter, the Trustees shall accept investments in the Trust from persons so approved on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the Bylaws from time to time authorize.
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     All consideration received by the Trust from the issue or sale of Units of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any monies or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Units with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.

No Preemptive Rights

     Section I. Unitholders shall have no preemptive or other right to subscribe to any additional Units or other securities issued by the Trust.

Status of Units and Limitation of Personal Liability

     Section I. Units shall be deemed to be personal property and shall have only the rights provided in this Declaration of Trust or the Bylaws. Every Unitholder by virtue of having become a Unitholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the Bylaws. No Unitholder as such shall have any power to act as agent or otherwise bind the Trust except as specifically authorized by the Trustees. Ownership of Units shall not entitle the Unitholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting. No Unitholder shall, solely by reason of owning Units or exercising the rights of a Unitholder, be treated as a partner for purposes of any law imposing liability on parties for the obligations of a partnership's enterprise or for the actions of any partner of a partnership. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Unitholder, nor except as specifically provided herein to call upon any Unitholder for the payment of any sum of money or assessment whatsoever other than such as the Unitholder may at any time personally agree to pay.

                            ARTICLE IV
                           The Trustees

Election

     Section I. A Trustee may be elected either by the Trustees or by the Unitholders. The number of Trustees shall be fixed from time to time by the Trustees and, at or after the commencement of the business of the Trust, shall be not less than three. Each
Trustee elected by the Trustees or the Unitholders shall serve until he or she retires, resigns, is removed or dies or until the next meeting of Unitholders called for the purpose of electing
Trustees and until the election and qualification of his or her successor. At any meeting called for the purpose, a Trustee may be removed by vote of the Unitholders holding two-thirds of the outstanding Units. The initial Trustees, each of whom shall serve until the first meeting of Unitholders at which Trustees are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns or is removed, shall be John
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M. Loder and such other persons as the Trustee or Trustees then in office shall, prior to any sale of Units, appoint.

Effect of Death, Resignation, etc. of a Trustee

     Section I. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Powers

     Section I. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Unitholders; they may fill vacancies in or add to their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint, and terminate, any one or more committees consisting of one or more Trustees or such other persons as they may designate, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain one or more transfer agents or one or more unitholder servicing agents, or both, provide for the distribution of Units by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Unitholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee and to any agent or employee of the Trust or to any such custodian or underwriter.

     Without limiting the foregoing, the Trustees shall have power and authority:

     (a)  To invest and reinvest cash, and to hold cash uninvested;

     (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

     (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (d)  To exercise powers and rights of subscription or
     otherwise which in any manner arise out of ownership of
     securities;
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     (e)  To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

     (f) Subject to the provisions of Article III, Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular series of Units or to apportion the same among two or more series, provided that any liabilities or expenses incurred by or arising in connection with a particular series of Units shall be payable solely out of the assets of that series;

     (g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

     (h) To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

     (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (k)  To borrow funds;

     (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

     (m)  To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Unitholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as
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     Unitholder, Trustee, officer, employee, agent, investment
     adviser or manager, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

     (n) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

Payment of Expenses by Trust

     Section I. The Trustees are authorized to pay or to cause to be paid, out of the assets of the Trust, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, unitholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with a particular series of Units shall be payable solely out of the assets of that series.

Ownership of Assets of the Trust

     Section I. Title to all of the assets of each series of Units and of the Trust shall at all times be considered as vested in the Trustees.

Advisory, Management and Distribution

     Section I. Subject to a favorable Majority Unitholder Vote, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive investment advisory and/or investment management services with any corporation, trust, association or other organization (the "Manager"), every such contract to comply PAGE 8 with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Trust, administrator of the non-investment affairs of the Trust, custodian for any or all of the assets of the Trust, transfer or Unitholder servicing agent for the Unitholders, or agent for other affairs of the Trust, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

     The fact that:

     (i) any Unitholder, Trustee or officer of the Trust is a Unitholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or administrator's contract, or custodian's contract, or transfer, Unitholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Unitholder or has an interest in the Trust, or that

     (ii) any corporation, trust, association or other organization with which an investment advisory or investment management contract or principal underwriter's or distributor's contract, or administrator's contract, or custodian's contract or transfer, Unitholder servicing or other agency contract may have been or may hereafter be made also has an investment advisory or investment management contract, or administrator's contract, or custodian's contract or transfer, Unitholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Unitholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Unitholders.

                             ARTICLE V
              Unitholders' Voting Powers and Meetings

Voting Powers

     Section I. Subject to the voting powers of one or more classes of Units as set forth elsewhere in this Declaration of Trust or in the Bylaws, the Unitholders shall have power to vote PAGE 9 only (i) for the election of Trustees as provided in Article IV,
Section 1, (ii) for the removal of Trustees as provided in Article
IV, Section 1, (iii) with respect to any Manager as provided in
Article IV, Section 6, (iv) with respect to any termination or continuation of this Trust to the extent and as provided in Article IX, Section 4, (v) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX,
Section 7, (vi) to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Unitholders, and (vii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole or fractional Unit shall be entitled to one vote for each dollar of net asset value thereof as to any matter on which it is entitled to vote and to a proportionate fractional vote for each fraction of a dollar of net asset value thereof. On any matter submitted to a vote of Unitholders, all Units of the Trust then entitled to vote shall, except as otherwise provided in the Bylaws, be voted in the aggregate as a single class without regard to series or classes of Units, except (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more series or classes of Units materially differently, Units shall be voted by individual series or class;
and (2) when the Trustees have determined that the matter affects only the interests of one or more series or classes, then only Unitholders of such series or classes shall be entitled to vote thereon. Unitholders shall be entitled to vote cumulatively in the election of Trustees. Units may be voted in person or by proxy. A proxy with respect to Units held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. Any proxy purporting to be executed by or on behalf of a Unitholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Units of any series or class are issued, the Trustees may exercise all rights of Unitholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Unitholders as to such series or class.

Voting Power and Meetings

     Section I. Meetings of Unitholders of any or all series or classes may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Unitholders of such series or classes as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Unitholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Unitholder entitled to vote at such meeting at the Unitholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Unitholders for a period of 30 days after written application by PAGE 10
Unitholders holding Units representing at least 10% of the aggregate net asset value of the then outstanding Units of all series and classes entitled to vote at such meeting requesting a meeting to be called for a purpose requiring action by the Unitholders as provided herein or in the Bylaws, then Unitholders holding Units representing at least 10% of the aggregate net asset value of the then outstanding Units of all series and classes entitled to vote at such meeting may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.
Notice of a meeting need not be given to any Unitholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Unitholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

Quorum and Required Vote

     Section I. Units entitled to cast thirty percent of the total number of votes entitled to be cast on a particular matter shall be a quorum for the transaction of business on that matter at a Unitholders' meeting, except that where any provision of law or of this Declaration of Trust or the Bylaws requires that Unitholders of any series or class shall vote as an individual series or class, then Units entitled to cast thirty percent of the total number of votes entitled to be cast by Unitholders of that series or class as such entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or of this Declaration of Trust or the Bylaws, a majority of the votes cast shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust or the Bylaws requires that the Unitholders of any series or class shall vote as an individual series or class then a majority of votes of that series or class cast on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

Action by Written Consent

     Section I. Any action taken by Unitholders may be taken without a meeting if Unitholders entitled to cast a majority of the total number of votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Unitholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Unitholders.

Additional Provisions

     Section I. The Bylaws may include further provisions, not inconsistent with this Declaration of Trust, regarding Unitholders' voting powers, the conduct of meetings and related matters.
PAGE 11

                            ARTICLE VI
      Allocations, Distributions, Redemptions and Repurchases

Allocations

     Section I. The Trustees shall allocate each item of income, gain, loss, deduction and credit of the Trust, or if the Trust has more than one series, of each series, among the Unitholders of the Trust or the particular series, as the case may be, in accordance with the following procedures.

     I. Ordinary income (other than income realized from the sale or exchange, or deemed sale or exchange, of property), tax-exempt income, deductions and credits shall be allocated each business day among the Unitholders in proportion to their relative percentage record ownership of the outstanding Units of the Trust or series, as the case may be, measured as of the close of business on such day (before taking into account any purchases or redemptions of Units on such day).

     I. For purposes of allocating gains and losses, an Unrealized Gain/Loss Account shall be maintained with respect to each Unitholder. The initial balance of a Unitholder's Unrealized Gain/Loss Account shall be zero and shall thereafter be increased or decreased on each business day (an adjustment date) by the following amount:

          (i) the positive or negative difference between (a) the fair market value of any property contributed to the Trust or series, as the case may be, on the adjustment date and (b) the adjusted tax basis of such property in the hands of the Trust or series immediately after such contribution; plus

          (ii) the product of (a) the Unitholder's percentage record ownership of the outstanding Units of the Trust or series as measured as of the close of business on the immediately preceding adjustment date, after taking into account any purchases or redemptions of Units on such preceding date, and (b) the positive or negative difference between (x) the net asset value of the Trust or series at the close of business on the adjustment date, before taking into account purchases and redemptions of Unit on such date, and
     (y) the sum of the net asset value of the Trust or series at the close of business on the prior adjustment date, after taking into account purchases and redemptions of Units on such prior date and the ordinary income and tax-exempt income allocated the Unitholders under paragraph (a) above on the adjustment date; plus

          (iii) losses allocated to such Unitholder's Unrealized
     Gain/Loss Account on the prior adjustment date; minus

          (iv) gains allocated to such Unitholder's Unrealized
     Gain/Loss Account on the prior adjustment date; and minus

PAGE 12
          (v) the positive or negative difference between (a) the fair market value of any property distributed (whether or not in redemption of any Unit) to such Unitholder on the adjustment date and (b) the adjusted tax basis of such property in the hands of the Trust or series immediately before such distribution.

     In the event that a Unitholder withdraws from the Trust or series and after such withdrawal there remains a positive or negative balance in such Unitholder's Unrealized Gain/Loss Account, as adjusted to take account of the allocation of gain and loss for such day, such positive or negative amount will be added to the Unrealized Gain/Loss Account of the remaining Unitholders in proportion to their relative percentage ownership of the outstanding Units of the Trust or series, measured at the close of business on such day after taking into account any purchases or redemptions of Units on such day.

       Gains and losses shall be allocated on each business day, to the extent practical, in accordance with the Unitholders'
Unrealized Gain/Loss Accounts, as determined after the adjustments to such account for the date of such allocation:

          (i) Gains, which include all taxable income realized from the sale or exchange or deemed sale or exchange of property, shall be allocated to each Unitholder with a positive Unrealized Gain/Loss Account, to the extent of such account and in the ratio that such account bears to the positive Unrealized Gain/Loss Accounts of all Unitholders, and thereafter to all Unitholders in proportion to their interest in the Trust or series, as the case may be.

          (ii) Losses shall be allocated to each Unitholder with a negative Unrealized Gain/Loss Account to the extent of such account and in the ratio that such account bears to the negative Unrealized Gain/Loss Accounts of all Unitholders, and thereafter to all Unitholders in proportion to their interest in the Trust or series, as the case may be.

     I. It is intended that the allocations of taxable income and loss set forth in this section be recognized as having "substantial economic effect" for federal income tax purposes within the meaning of that term in Section 704(b) of the Internal Revenue Code and applicable Treasury Regulations. In furtherance of the foregoing, the Trustees, in consultation with the Trust's tax adviser, is authorized to interpret and apply the tax allocation provisions hereof as providing for a qualified income offset, minimum gain chargeback and such other allocation principles as may be required under Section 704 of the Internal Revenue Code and applicable regulations; provided, however, that no such interpretation or application shall affect the relative percentage record ownership of any Unitholder or the amount a Unitholder is entitled to receive upon any redemption of Units or upon the liquidation of the Trust or series.

Distributions

     Section I. The Trustees may each year, or more frequently if they so determine, distribute to the Unitholders out of the assets PAGE 13 of the Trust or, if the Trust has more than one series, out of the assets of the particular series, such amounts as the Trustees may determine. Any such distribution shall be made to the Unitholders pro rata in proportion to the number of Units of the Trust or of the relevant series, as the case may be, held by each of them.
Such distributions shall be made in cash, Units or other property, or a combination thereof, as determined by the Trustees. Any such distribution paid in Units will be paid at the net asset value thereof as determined in accordance with the Bylaws.

Redemptions and Repurchases

     Section I. The Trust shall purchase such Units as are offered by any Unitholder for redemption, in accordance with such procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as next determined in accordance with the Bylaws, less any redemption charge fixed by the Trustees. Payment for said Units shall be made by the Trust to the Unitholder within seven days after the date on which such redemption request is made. The obligation set forth in this Section 3 is subject to the provision that, during any period when the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Securities and Exchange Commission, during periods when trading on such Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the Securities and Exchange Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Units at a price not exceeding the net asset value of such Units in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

Redemption at the Option of the Trust

     Section I. The Trust shall have the right at its option and at any time to redeem Units of any Unitholder at the net asset value thereof as determined in accordance with the Bylaws: (i) if at such time such Unitholder owns fewer Units than, or Units having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Unitholder owns Units of a particular series of Units representing a percentage equal to or in excess of such percentage of the outstanding Units of that series as the Trustees may from time to time establish, or of such aggregate net asset value as the Trustees may from time to time establish; or (iii) to the extent that such Unitholder owns Units of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Units of the Trust as the Trustees may from time to time establish, or of such aggregate net asset value as the Trustees may from time to time establish.

PAGE 14
                            ARTICLE VII
       Compensation and Limitation of Liability of Trustees

Compensation

     Section I. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Limitation of Liability

     Section I. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment manager, investment adviser, administrator, custodian, transfer or Unitholder servicing agent or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                           ARTICLE VIII
                          Indemnification

Trustees, Officers, etc.

     Section I. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (each such person being hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding (a) not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust or (b) to be liable to the Trust or its Unitholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties PAGE 15 involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person would be found entitled to indemnification under this Article.

Compromise Payment

     Section I. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either
(a) did not act in good faith in the reasonable belief that his or her action was in the best interests of the Trust or (b) is liable to the Trust or its Unitholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter
(provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and is not liable to the Trust or its Unitholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered
Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Unitholders PAGE 16 by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

Indemnification Not Exclusive

     Section I. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Trustee" is a Trustee who is not an "interested person" of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

Unitholders

     Section I. In case any Unitholder or former Unitholder shall be held to be personally liable solely by reason of his or her being or having been a Unitholder or having exercised any rights of a Unitholder provided for in this Declaration of Trust and not because of his or her other acts or omissions or for some other reason, the Unitholder or former Unitholder (or his or her heirs, executors, administrators or other legal representative or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but, if the Trust has more than one series, only out of the assets of the particular series of which he or she is or was a Unitholder.

                            ARTICLE IX
                           Miscellaneous

Trustees, Unitholders, etc. Not Personally Liable; Notice

     Section I. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Units shall look only to the assets of the Trust or the assets of that particular series of Units for payment under such credit, contract or claim, and neither the Unitholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

PAGE 17
     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Unitholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Unitholder or Unitholders individually.

Trustee's Good Faith Action, Expert Advice, No Bond or Surety

     Section I. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Liability of Third Persons Dealing with Trustee

     Section I. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Duration and Termination of Trust

     Section I. The Trust and each series shall continue without limitation of time, except that: (i) the Trust may be terminated by vote of Unitholders holding Units entitled to cast at least two-thirds of the total number of votes entitled to be cast by all Unitholders of the Trust, (ii) any series may be terminated by vote of Unitholders holding Units entitled to cast at least two-thirds of the total number of votes entitled to be cast by all Unitholders of that series, as such, (iii) the Trust or any series may be terminated by the Trustees by written notice to the Unitholders and
(iv) the Trust shall be terminated by the Bankruptcy or death of a Unitholder of the Trust (if there is only one series), or any series shall be terminated by the Bankruptcy or death of any Unitholder of that series (if there is more than one series), in either case effective 90 days after such death or Bankruptcy, unless the Trustees and Unitholders, by vote of Unitholders holding Units entitled to be cast at least two-thirds of the total number of votes entitled to be cast by all Unitholders of the Trust or the relevant series, as the case may be, approve the continuance of the Trust or such series, as the case may be. The Units of a Unitholder whose Bankruptcy or death requires the Trustees and Unitholders to vote to continue the Trust or the series, as the PAGE 18 case may be, shall be deemed not to be outstanding for the purposes of such vote. Upon termination of the Trust or of any one or more series of Units, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular series as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or Units or other property, or any combination thereof, and distribute the proceeds to the Unitholders of the Trust or of the relevant series, as the case may be, ratably according to the number of Units of the Trust or of the relevant series, as the case may be, held by the several Unitholders thereof on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Units, provided that any distribution to the Unitholders of a particular class of Units shall be made to such Unitholders pro rata in proportion to the number of Units of such class held by each of them.

Filing and Copies, References, Headings

     Section I. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Unitholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Applicable Law

     Section I.  This Declaration of Trust is made in The
Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth.

Amendments

     Section I. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by vote of Unitholders holding
Units entitled to cast a majority of the votes entitled to be cast by all Unitholders of the Trust, except that an amendment which in the determination of the Trustees shall affect the Unitholders of PAGE 19 one or more series or classes of Units but not the Unitholders of all outstanding series and classes shall be authorized by vote of the Unitholders holding Units entitled to cast a majority of the votes entitled to be cast by all Unitholders of each series and class affected and no vote of Unitholders of a series or class not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Unitholder vote.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal for himself and his assigns, as of the day and year first above written.


                              _________________________________
                              John M. Loder


                 THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.   Boston,

     Then personally appeared the above named trustees and acknowledged the foregoing instrument to be their free act and deed, before me,


                              _______________________________
                              Notary Public
                              My Commission Expires: